UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton, Bermuda                                            HM 11
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 20, 2023, Kenmare Holdings Ltd. ("Kenmare"), a wholly owned subsidiary of Enstar Group Limited (the "Company”), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, "Trident"), Dowling Capital Partners I, L.P. and Capital City Partners LLC (collectively, "Dowling"), entered into a Purchase Agreement (the "Agreement") pursuant to which Kenmare agreed to acquire all of the remaining common shares of StarStone Specialty Holdings Limited, the holding company of the StarStone group of companies ("StarStone"), that were not already owned by Kenmare. The transaction was completed on December 22, 2023. The transaction is expected to be marginally accretive to the Company’s book value, and settles Trident’s and Dowling’s right to sell their interest in StarStone to Kenmare, which took effect after December 31, 2022.
In the transaction, Kenmare acquired the 41% interest in StarStone previously held by Trident and Dowling, resulting in whole ownership of StarStone. Total consideration paid by Kenmare in the transaction was $182.3 million, which pursuant to the Agreement comprised a cash payment of $119 million and Kenmare's 13.5% interest in Northshore Holdings Limited, the parent company of Atrium Underwriting Group Limited and its subsidiaries (collectively, "Atrium"). The cash payment made by Kenmare reflected the offset of certain amounts owed to it by Trident and Dowling as set forth in the Agreement. Following the completion of the transaction, the Company no longer has a direct or indirect ownership interest in Atrium.
Trident comprises funds managed by Stone Point Capital LLC (“Stone Point”), which manages investment funds that have a 9.6% interest in the Company. James D. Carey, one of the Company’s directors, is the sole member of an entity that is one of four general partners of such investment funds. Mr. Carey is also a member of the investment committees of such general partners and is a member and President of Stone Point.
The Agreement contains customary representations, warranties and covenants of the parties. The foregoing is a summary description of certain terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those related to the satisfaction of any post-closing regulatory requirements. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in the Company’s Form 10-K for the year ended December 31, 2022 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1s	Purchase Agreement, dated as of December 20, 2023, by and among Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P., and Capital City Partners LLC.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
s Certain of the schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish a copy of the schedules and similar attachments, or any section thereof, to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

December 22, 2023	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary